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                           Annex A

7.   Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter expressly for use therein; provided, however, that in no event shall the indemnification agreement contained in this Section 7(a) inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Underwriters' Securities upon the public offering to any person by such Underwriter if such loses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in the Registration Statement which was corrected in the Prospectus (not including the Incorporated Documents) and a copy of the Prospectus (not including the Incorporated Documents) had not been sent or given to such person at or prior to the confirmation of such sale to him, unless such failure to deliver the Prospectus (not including the Incorporated Documents) was a result of noncompliance by the Company with Section 6(e) hereof.

       (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Underwriter expressly for use therein.